                                                                  Exhibit (c)(9)


                                         ***Text Omitted and Filed Separately
                                            Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                            200.83 and 240.24b-2


Investment Banking

Project Beach -
Presentation to the Special
Committee

Minneapolis
Menlo Park
Seattle
Chicago
Los Angeles
San Francisco
New York
Boston
London
Geneva
Tel Aviv

June 4, 2001


Guides for the Journey./SM/

[Logo of USBANCORP Piper Jaffray appears here]

                               Process Overview

Process Overview

- US Bancorp Piper Jaffray was engaged on April 20, 2001, to act as financial advisor to Buy.com, Inc. (the "Company"), concerning the potential acquisition of the Company

- 26 different potential acquirors were contacted regarding their interest in an acquisition of the Company, including:

[...***...]
o Barnes & Noble.com
o Bertelsmann AG
[...***...]
[...***...]
o CDW Computer Centers
o Circuit City
o Comp USA
o Costco

o eBay
[...***...]
[...***...]
o Insight
o J.C. Penney
[...***...]
[...***...]
o Office Max
o PC Connection

[...***...]
[...***...]
o Sears, Roebuck
o Staples
o Target
o uBid
o Wal-Mart
o Yahoo!


* Confidential Treatment Requested

Process Overview

                     Submitted Indication of Interest (4)

           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]

                Received Request For Indication of interest (8)

           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]

                  Conducted Due Diligence Calls/Meetings (8)

           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]
           .   [...***...]            .   [...***...]

                          Passed on Opportunity (20)

           .   Barnes & Noble.com     .   [...***...]
           .   Bertlesmann AG         .   [...***...]
           .   [...***...]            .   Office Max
           .   CDW Computer Centers   .   PC Connection
           .   Circuit City           .   Sears, Roebuck
           .   Comp USA               .   Staples
           .   Costco                 .   Target
           .   EBay                   .   UBid
           .   Insight                .   Wal-Mart
           .   J.C. Penney            .   Yahoo!


*Confidential Treatment Requested
                                       4

Summary of Indications of Interest
in 000's except per share data

                                   [...***...]               [...***...]              [...***...]              [...***...]
                               ------------------   ------------------------  -----------------------  ------------------------
Valuation
    Price Per Share                 $0.32             $0.11     -     $0.29             $0.25              Lesser of $0.36 and 20%
                                                                                                         premium to average closing
                                                                                                            price for 5 days prior
                                                                                                            to date of definitive
                                                                                                                   agreement

    Total Consideration            $44,000            $15,000   -    $40,000           $33,916                      $49,957
    Shares Outstanding             136,288                   136,288                  $136,288                     $136,288
    CSE's                            2,268              1,398   -      2,091            1,742                         2,481
    Fully Diluted Shares (1)       138,557            137,686   -    138,379           138,030                      138,769

Structure                       Merger or Share              Cash Tender            Consolidation or                 Merger
                                 Exchange                                            Merger

Consideration                   [...***...] Common Stock;       Cash             [...***...] or newly created         Cash
                              Fixed Exchange Ratio                                entity Common Stock;
                                (based on 10 day                                 fixed exchange ratio
                              average closing price                             (set at date of definitive
                                prior to date of                                       agreement)
                              definitive agreement)

Registration of Shares          Fully Registered                 NA                  Fully Registered                 NA

Accounting Treatment             Purchase Method           Purchase Method           Purchase Method             Purchase Method

Tax Treatment                      Tax-free                   Taxable                    Tax-free                   Taxable

Exclusivity Period           Full exclusivity through           TBD                         NA                   No solicitations
                                    June 30                                                                      through June 30

Timing to Definitive         On or before June 30, 2001         TBD                   Within 2 weeks             Within 10 days
 Agreement

Level of Due Diligence
   Business                         Extensive                 Extensive                   Partial                   Minimal
   Financial                        Extensive                Substantial                  Partial                   Partial
   Legal                           Substantial               Substantial                  Minimal                   Minimal
   Tax                               Partial                   Partial                    Minimal                   Minimal

Financial Backing           [...***...] million market    [...***...] million    [...***...] million market    [...***...] assets;
                        cap and [...***...] cash balance     market cap and        cap; Currently in the     possible third parties
                                                        [...***...] cash balance  market for PIPE financing

Other                        Requires [...***...] voting  Requires 3-4 weeks to     Each company granted     Reimbursement of up to
                             agreement at signing of      get more definitive     option to purchase 19.9%     $500K in expenses;
                               definitive agreement        proposal; time to       of other, break-up fee      requires [...***...]
                                                          definitive agreement           of $1.0 MM             voting agreement
                                                                  TBD
                               -----------------------   ------------------------  -----------------------  ------------------------

(1)   Fully diluted shares calculated using treasury stock method.
(2)   As of June 1, 2001, [...***...] proposes that each company's respective shareholders receive one half of combined company;
      total consideration based on [...***...] market cap as of June 1, 2001.
(3)   Assumes shares owned by [...***...] receive consideration.

*Confidential Treatment Requested

                                                     Guides for the journey.(SM)




                         Selected Stock Price Analyses





                                                      U.S. Bancorp Piper Jaffray

                                                     Guides for the journey./SM/
Stock Trading Summary

($ in 000's, except per share data)

                                                                 [...***...]    [...***...]     [...***...]     [...***...]
                                                                ------------   -------------    ------------    ----------
Stock Price (as of 6/01/01)
  -- Last Close                                                      $0.30          $16.95          $54.00         $0.79
  -- High                                                            $0.31          $17.31          $54.25         $0.82
  -- Low                                                             $0.28          $16.39          $52.30         $0.79
  -- 10 Trading Day Average                                          $0.34          $16.33          $58.16         $0.79
  -- 20 Trading Day Average                                          $0.40          $15.70          $55.90         $0.85
  -- 30 Trading Day Average                                          $0.41          $15.83          $55.50         $0.85
  -- 60 Trading Day Average                                          $0.33          $13.57          $49.54         $0.78
  -- 90 Trading Day Average                                          $0.42          $13.83          $47.26         $0.84
  -- 180 Trading Day Average                                         $1.06          $20.66          $44.82         $1.25

In the 52 week period ending 6/01/01, the stock has traded at:
  -- A Low Of                                                        $0.21           $8.10          $21.00         $0.50
  -- A High Of                                                       $6.50          $58.13          $80.69         $4.19
  -- % of 52-Week High                                                4.6%           29.2%           66.9%         18.9%
  -- An Average Daily Volume Of (in 000s)                              443           8,581           2,458           438

Summary Capitalization:
  Fully Diluted Shares Outstanding (1)                             138,451         377,606         217,565        42,932
  Last Close                                                         $0.30          $16.95          $54.00         $0.79
                                                               -------------  -------------  --------------    -----------
  Market Capitalization                                            $41,535      $6,400,416     $11,748,518       $33,916
                                                               =============  =============  ==============    ===========
                                Less: Cash (2)                     $33,715        $642,973        $746,879       $15,598
                                Plus: Debt (2)                      $2,568      $2,154,881        $295,949            $0

Company Value                                                      $10,388      $7,912,324     $11,297,588        $18,318
                                                               =============  =============  ==============    ===========

(1)  Calculated using treasury stock method.
(2)  Common shares and balance sheet information for latest quarter ended March 31, 2001.

*Confidential Treatment Requested

                                                     Guides for the journey.(SM)

LTM Relative Index
6/2/00 - 6/1/01


                             [GRAPH APPEARS HERE]

                           [...***...] - 28%
                                Nasdaq - 44%
                           [...***...] - 71%
                           [...***...] - 78%
                                  BUYX - 94%


  buy.com        [...***...]       [...***...]      [...***...]       Nasdaq




                                      8               U.S. Bancorp Piper Jaffray


* Confidential Treatment Requested

                                                     Guides for the journey.(SM)
Price Volume Graph - [...***...]
6/2/00 - 6/1/01

Volume                                                                                                                        Stock
(000s)                                                                                                                        Price
                                                                                                                               $70
60,000                                                                                                                         $60
50,000                                                                                                                         $50
40,000                                              [GRAPH APPEARS HERE]                                                       $40
30,000                                                                                                                         $30
20,000                                                                                                                         $20
10,000                                                                                                                         $10
     0                                                                                                                         $0
     -------------------------------------------------------------------------------------------------------------------------
     6/02/00    7/03/00    8/02/00   8/31/00   10/02/00   10/31/00   11/30/00   1/02/01   2/01/01   3/05/01   4/03/01  5/03/01

                                                               Date

                                       9              U.S. Bancorp Piper Jaffray


* Confidential Treatment Requested

                                                     Guides for the journey.(SM)

Weighted Average Stock Price - [...***...]
6/2/00 - 6/1/01

                             [GRAPH APPEARS HERE]


      The Weighted Average Stock Price Over the Last Month is $15.90

      The Weighted Average Stock Price Year-to-Date is $14.48

      The Weighted Average Stock Price Over the Last 6-Months is $15.60

      The Weighted Average Stock Price Over the Last 12-Months is $25.49

*Data between 6/2/00 and 6/1/01

                                    10                U.S. Bancorp Piper Jaffray


* Confidential Treatment Requested

                  Selected Research Analyst Coverage - [...***...]


[...***...]



* Confidential Treatment Requested

                                                     Guides for the journey.(SM)
Price Volume Graph - [...***...]
6/2/00 - 6/1/01


Volume                                                                                                                        Stock
(000s)                                                                                                                        Price
                                                                                                                              $4.50
4,000                                                                                                                         $4.00
3,500                                                                                                                         $3.50
3,000                                         [GRAPH APPEARS HERE]                                                            $3.00
2,500                                                                                                                         $2.50
2,000                                                                                                                         $2.00
1,500                                                                                                                         $1.50
1,000                                                                                                                         $1.00
  500                                                                                                                         $0.50
    0                                                                                                                         $0.00
     -------------------------------------------------------------------------------------------------------------------------
     6/20/00   7/03/00    8/02/00    8/31/00   10/02/00   10/31/00   11/30/00   1/02/01   2/01/01   3/05/01   4/03/01  5/03/01

                                                               Date

                                              12      U.S. Bancorp Piper Jaffray


* Confidential Treatment Requested

                                                     Guides for the journey.(SM)

Weighted Average Stock Price - [...***...]
6/2/00 - 6/1/01

                                                       [GRAPH APPEARS HERE]

      The Weighted Average Stock Price Over the Last Month is $0.88

      The Weighted Average Stock Price Year-to-Date is $0.93

      The Weighted Average Stock Price Over the Last 6-Months is $0.89

      The Weighted Average Stock Price Over the Last 12-Months is $2.10

* Data between 6/2/00 and 6/1/01

                                      13             U.S. Bancorp Piper Jaffray


* Confidential Treatment Requested

                                                     Guides for the journey.(SM)

Price Volume Graph - Buy.com
6/2/00 - 6/1/01

Volume                                                                                                         Stock
(000s)                                                                                                         Price
4,000                                                                                                             $7
3,500                                                                                                             $6
3,000                                                                                                             $5
2,500                                                                                                             $4
2,000                                           [GRAPH APPEARS HERE]                                              $3
1,500                                                                                                             $3
1,000                                                                                                             $2
  500                                                                                                             $1
    0                                                                                                             $0
     -------------------------------------------------------------------------------------------------------------
     6/20/00  7/03/00  8/02/00  8/31/00  10/02/00  10/31/00  11/30/00  1/02/01  2/01/01  3/05/01  4/03/01  5/03/01

                                                        Date


                                      14              U.S. Bancorp Piper Jaffray

                                                     Guides for the journey.(SM)

Weighted Average Stock Price - Buy.com
6/2/00 - 6/1/01

                             [GRAPH APPEARS HERE]

      The Weighted Average Stock Price Over the Last Month is $0.51

      The Weighted Average Stock Price Year-to-Date is $0.51

      The Weighted Average Stock Price Over the Last 6-Months is $0.57

      The Weighted Average Stock Price Over the Last 12-Months is $1.72




* Data between 6/2/00 and 6/1/01

                                      15              U.S. Bancorp Piper Jaffray

                            Indications of Interest


                                                      U.S. Bancorp Piper Jaffray

                                                     Guides for the journey.(SM)
Table of Contents


     Process Overview                                     1

     Selected Stock Price Analyses                        2

     Indications of Interest                              3

                                                      U.S. Bancorp Piper Jaffray